Commission File Number 333-183499

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-11/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RENEGADE VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6519	46-0780080
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Las Vegas, NV 89123
(Address of principal executive offices) (zip code)

(702) 577-2871
(Registrant’s telephone number, including area code)

(702) 993-8899
(Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Class A Common Stock , par value $.00001	20,000,000	$0.01	$200,000	$23.22
Total Registration Fee	20,000,000	$0.01	$200,000	$23.22

(1)
An indeterminate number of additional shares of Class A Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

(4)	The Offering will be valid for 180 days after this registration statement becomes effective.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, ______-

RENEGADE VENTURES, INC.

A DELAWARE CORPORATION

20,000,000 Shares of Class A Common Stock
$0.01 per share

We are offering for sale a maximum of 20,000,000 shares of our Class A Common Stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 20,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. This is our initial public offering and no public market currently exists for shares of our Class A Common Stock.

We intend for our Class A Common Stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 9 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our Class A Common Stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholder, have plans to enter into a change of control or similar transaction.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ________, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is January _ , 2013

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Renegade” “we,” “us,” and “our” refer and relate to Renegade Ventures, Inc.

Our Company

Renegade Ventures, Inc. (“Renegade”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Delaware on February 21, 2012 under the name of Embarr Downs, Inc.   Renegade Ventures was subsequently renamed Renegade Ventures, Inc on June 12, 2012.  Renegade Ventures is domiciled in the state of Nevada, and its corporate headquarters are located in Las Vegas, Nevada. The Company selected June 30 as its fiscal year end.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•              the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•              the last day of the fiscal year following the fifth anniversary of the completion of this offering;
•              the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
•              the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 9 under “Risk Factors” of the effect on our financial statements of such election.

Business of Registrant

Renegade Ventures, Inc. is a Delaware corporate. The Company focuses on the acquisition, development and management of single-family and mutli-family properties in the U.S. and other revenue producing properties. Our real estate investments are expected to include:

•	income-producing residential properties;

•	properties undervalued and/or in need of some repairs; and

•	new development properties.

We intend to seek potential property acquisitions meeting the above criteria and which are located throughout the United States. We believe the most important criteria for evaluating the markets in which we intend to purchase properties include:

•	historic and projected population growth;

•	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

•	markets with historic and growing numbers of a qualified and affordable workforce;

•	high historic and projected employment growth;

•	markets where demographics support need for senior living and healthcare related facilities;

•	markets with high levels of insured populations;

•	stable household income and general economic stability; and

•	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future. In order to diversify our portfolio, we may acquire a portion of our real estate investments through joint ventures with affiliates and third parties, such as institutional investors.

We intend to invest in existing leased healthcare, industrial and net-leased retail properties as well as other real estate investments where we believe there are opportunities to enhance cash flow and value. Specifically, we intend to:

•	preserve stockholder capital by acquiring and operating real estate;

•	realize growth in the value of your investment by:

o	purchasing stabilized, income-producing properties with the potential for capital appreciation; and

o	profiting from the purchase and development or repositioning of other properties;

•	Provide stockholders with current income from the operations of the properties we acquire;

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

•
Our dependence on rental income may adversely affect our profitability, our ability to meet our debt obligations, if any, and our ability to make distributions to our stockholders; failure by any major tenant with leases in multiple locations to make rental payments to us could seriously harm our performance.

•	Our outstanding indebtedness upon completion of this offering reduces cash available for distribution and may expose us to the risk of default under our debt obligations.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate, and the market for retail space generally.

•
Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•
We may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our financial condition, results of operations, cash flow and trading price of our common stock.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

•	There has been no public market for our common stock prior to this offering and an active trading market may not develop or be sustained following this offering.

Our Direct Public Offering

We are offering for sale up to a maximum of 20,000,000 shares of our Class A Common Stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. The expenses associated with this offering are estimated to be $9,000. This is our initial public offering and no public market currently exists for shares of our Class A Common Stock. We can offer no assurance that an active trading market will ever develop for our Class A Common Stock.  This is our initial public offering and no public market currently exists for shares of our Class A Common Stock. We can offer no assurance that an active trading market will ever develop for our Class A Common Stock.

The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Company’s address is 2620 Regatta Drive, Ste 102, Las Vegas, NV and our phone number is (702) 577-2871.

SUMMARY OF THIS OFFERING

Issuer	Renegade Ventures, Inc.

Securities being offered	Up to 20,000,000 shares of Class A Common Stock, our Class A Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Class A Common Stock.”

Per Share Price	$0.01

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Total shares of Class A Common Stock outstanding prior to the offering	250,000,000 shares

Shares of Class A Common Stock being offered by us:	20,000,000 shares

Total shares of Class A Common Stock outstanding after the offering:	270,000,000 shares

Total shares of Class B Common Stock outstanding before and after the offering:	300,000,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business, and working capital. See “Use of Proceeds” beginning on page 14.

Risk Factors
There are substantial risk factors involved in investing in our Company.  For a discussion of certain factors you should consider before buying shares of our Class A Common Stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Class A Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Class A Common Stock are not publicly traded.

The Company’s Auditors have issued a going concern opinion because of the Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The Company has no revenue and as a result the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company has had no revenue from its operations which make an evaluation of our future performance and prospects difficult.   Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations.  Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our three officers/directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them  could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company which may have an adverse impact on our Company’s activities.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company.  Meers. Billington, Howarth and Wade all are currently engaged in activities similar to the Company, such as acquiring real estate in their personal name.   Meers. Billington, Howarth and Wade have all agreed and understand that the Company shall be presented with any business opportunity, that is within the Company's line of business, presented to them as an individual as described in more detail on page 33.  They may only act upon these business opportunities if the Company passes on such opportunity.  This is enforceable and binding upon Meers. Billington, Howarth and Wade as it is part of the Code of Ethics that each has executed.  The Company has not adopted any formal written policies or procedures regarding the review, approval or ratification of related party transactions.

The Company's dividend policy, if a public market does develop, may impact the the market price of our Class A Common.
The Company has not paid dividends on its Class A Common Stock in the past.  The board of directors has decided not to distribute dividends to its shareholders at this time  The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

The Company’s dividends policy may be changed at any time and the company may issue dividends which may restrict the growth of the company and lead to dilution.

The Company may change its dividend policy and begin issuing dividends at any time.  As a result, the Company will be restricted in its growth potential.  In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders

The Company’s dividends policy may be terminated at any time as such you may not receive dividends from your investment.

Even though the Company expects to issue dividends in the future.  Such dividends will be directly dependent upon the earnings of the Company, its financial requirements, ability to raise capital and other factors.  As a result of these factors, the Board of Directors may determine it is in the Company’s best interest to cease paying dividends in the future.

We cannot guarantee that an active trading market will develop for our Class A Common Stock which may restrict your ability to sell your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Class A Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Class A Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 95% of issued and outstanding Class A Common Stock and 99% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 99% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

           Election of the Board of Directors;
           Removal of directors;
           Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Class A Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Class A Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Class A Common Stock in the public market could lower our market price for our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Due to limited liquidity in our shares, if a public market does develop, the market price of our Class A Common Stock may fluctuate significantly which could cause a decline in value of your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained.  If a public market does develop, the market price of our Class A Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The  market  price  of  our  common  stock  could  be  subject  to   significant fluctuations  and the market  price  could be  subject  to any of the  following factors:

	our failure to achieve and maintain profitability;
	changes in earnings estimates and recommendations by financial analysts;
	actual or anticipated variations in our quarterly and annual results of operations;
	changes in market valuations of similar companies;
	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
	loss of significant renters, clients or customers;
	loss of significant strategic relationships; and
	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Class A Common Stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our Class A Common Stock is low.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Delaware law.  Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on a direct participation basis with no minimum offering required which may adversely impact the implementation of our business plan.

We are offering shares on a direct participation basis and with no minimum offering.  As such we may not receive sufficient proceeds to fund our planned operations or the costs of this offering.  If we are not able to receive sufficient proceeds  would cause a  delay in the implementation of our planned operations.  If we do not raise sufficient funds in this offering to fund our proposed operations or even cover the costs of this offering, you may lose your entire investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value which would have a negative impact on your investment.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.01. See “Dilution”.

Even though we intend to only purchase those properties that fit our investment profile, there is a possibility that our purchases may not provide the results predicted which could negatively effect our cash flow.

We intend on investing in properties that will be “cash flow positive.” This means properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid. Even though we intend to purchase these types of properties, unforeseen circumstances may cause such properties to become cash flow negative whereby the income from the property does not cover all of its expenses. Some conditions may be neighborhood changes/conditions, economic conditions, property conditions, and unforeseen expenses.  If this occurs it may have a negative impact on the business and may require us to sell our properties at a loss.

Risks Related to Our Business

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company currently does not own or manage any real property, however, upon the acquisition of such properties the actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience a decline in realized rental rates from time to time thereby our ability to generate cash flow growth will be negatively impacted.

The Company currently does not own or manage any real property or received any rental income to date , however, upon the acquisition of such properties, we may be unable to realize our asking rents across the properties in our portfolio, which may result of various factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, . In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

Recent disruptions in the financial markets and continuing poor economic conditions could adversely affect the values of any properties that we acquire and our ongoing results of operations.

Disruptions in the capital markets during the few two years have constrained equity and debt capital available for the acquisition of real and property and have consequent caused reductions in property values. Furthermore, the current state of the economy and the implications of future potential weakening may negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our properties. The current downturn may impact our future tenants’ financial resources directly, reducing their ability to pay rent.

Liquidity in the global credit market has been significantly contracted by market disruptions in recent years, making it more costly to obtain acquisition financing, new lines of credit or refinance existing debt, when debt financing is available at all.

           The occurrence of these events could have the following negative effects on us:
           the values of our properties could decrease below the amounts we paid for the properties;
           revenues from our properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables; and
           we may not be able to refinance our future indebtedness or to obtain debt financing on attractive terms.
           These factors could impair our ability to make distributions to you and decrease the value of your properties in us.

Financial markets are still recovering from a period of disruption and recession, and we are unable to predict if and when the economy will stabilize or improve which could adversely affect our financial condition and our ability to raise capital on favorable terms to the Company.

The financial markets are still recovering from a recession, which created volatile market conditions, resulted in a decrease in availability of business credit and led to the insolvency, closure or acquisition of a number of financial institutions. While the markets show signs of stabilizing, it remains unclear when the economy will fully recover to pre-recession levels. Continued economic weakness in the U.S. economy generally or a new recession would likely adversely affect our financial condition and that of our tenants and could impact the ability of our tenants to pay rent to us.

We may not be able to operate our business or implement our operating policies and strategies successfully which could result in the loss of some or all of your investment.

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced residential properties, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks as well as overall economic conditions. We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

Future terrorist attacks in the United States could harm the demand for and the value of our properties which could result in a negative impact on our business and ability to collect rents and/or sell properties we may acquire.

Future terrorist attacks in the U.S., such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war could harm the demand for and the value of our properties even if not directed at our properties. A decrease in demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates.

Terrorist attacks also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and the availability of insurance for such acts may be limited or may cost more. To the extent that our tenants are impacted by future attacks, their ability to continue to honor obligations under their existing leases with us could be adversely affected. Additionally, certain tenants have termination rights or purchase options in respect of certain casualties. The terrorist attacks that occurred on September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations. Even if we receive casualty proceeds, we may not be able to reinvest such proceeds profitably or at all, and we may be forced to recognize taxable gain on the affected property. Failure to reinvest casualty proceeds in the affected property or properties could also trigger our tax indemnification obligations under our agreements with certain limited partners of our operating partnership with respect to sales of specified properties.

Potential losses such as those from adverse weather conditions, natural disasters and title claims, may not be fully covered by our insurance policies resulting in significant costs and the loss of the capital invested in the damaged properties as well as the anticipated future cash flows from those properties.

Our business operations are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters that could cause significant damage to the properties in our portfolio. Although we intended to obtain insurance for our properties, our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies may include substantial self-insurance portions and significant deductibles and co-payments for such events, and recent hurricanes in the United States have affected the availability and price of such insurance. As a result, we may incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue certain insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.

Furthermore, we will not carry insurance for certain losses, including, but not limited to, losses caused by certain environmental conditions, such as mold or asbestos, riots or war. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims.

If we experience a loss that is uninsured or which exceeds our policy limits, we could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

In addition, certain of our properties could not be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

Although we currently do not own any properties, once we do acquire properties we may sell these properties to our tenets. If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

The board of directors has decided not to distribute dividends to its shareholders at this time  The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

Available Information

Upon the effectiveness of this S-11, the company will file an 8-A12G which will subject the Company to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that James River Holdings Corporation files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

Item 4: Determination of Offering Price.

Our Class A Common Stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of Class A Common Stock being covered by this prospectus at a price of $0.01 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our Class A Common Stock is not based on past earnings, nor is the price of our Class A Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Item 5: Dilution.

We intend to sell 20,000,000 shares of our Class A Common Stock. We were initially capitalized by the sale of our Class A Common Stock. The following table sets forth the number of shares of Class A Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 20,000,000 shares of Class A Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	250,000,000	92.5%	$22,250	10%	$0.00009
Purchasers of Shares	20,000,000	7.5%	$200,000	90%	$0.01
Total	270,000,000	100%	$222,250	100%	$0.0008

Dilutive Effect of The Class B Common Stock

The Company has 300,000,000 shares of Class B Common Stock outstanding.  Each share of Class B Common Stock may be converted into 1 Class A Common Stock.  The table below demonstrates the dilutive effect of the conversion of the Class B Common Stock:

Percentages Prior to Class B Conversion	Shares Issued		Dilutive Effect
	Number	Percent
Existing Shareholders	250,000,000	92.5%
Purchasers of Shares	20,000,000	7.5%
Total	270,000,000	100%

Percentages After to Class B Conversion	Number	Percent
Existing Shareholders	250,000,000	43.85%	48.65%
Purchasers of Shares	20,000,000	3.5%	4%
Class B Shareholders	300,000,000	52.65%
Total	570,000,000	100%	52.65%

As indicated by the table above the Purchasers of Class A will face dilutive effect of from the conversion of the Class B.

The following table sets forth the difference between the offering price of the shares of our Class A Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2010.   Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
Offering Price	$0.01	$0.01	$0.01	$0.01
	per share	per share	per share	per share

Net tangible book value as of date of prospectuses	$0.00008	$0.00008	$0.00008	$0.00008
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0008	$0.0005	$0.0003	$0.0002
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0007	$0.0004	$0.0002	$0.00015
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.0092	$0.0095	$0.0097	$0.0098
	per share	per share	per share	per share

Percent Dilution to New Investors	84%	91%	94%	97%

Item 6: Selling Security Holders.

Not Applicable

Item 7: Plan of Distribution.

We are offering for sale a maximum of 20,000,000 shares of our Class A Common Stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the 20,000,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. The Company’s officers and directors, Paul Howarth, Joseph Wade and M.L. Billington, will be handling the responsibility of this self-underwritten offering.

In connection with the Company’s selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has she been within the past 12 months, a broker or dealer, and she has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which Renegade Ventures has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We anticipate applying for trading of our Class A Common Stock on the over-the-counter (OTC) Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. The Company currently does not intend to apply to get its Class B Common Stock to become trading.To have our securities quoted on the OTC Bulletin Board or OTCQB we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board and or OTCQB  differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of Class A Common Stock. There can be no assurance that a market for our Class A Common Stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our Class A Common Stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;
●	details of the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.             execute and deliver a Subscription Agreement;

2.             deliver a check or certified funds to us for acceptance or rejection,

3.             Pay cash by wire transfer of immediately available funds directly to Renegade:

*All wires for subscriptions must be made payable to "Renegade Ventures."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company's best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 8: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. There is no assurance that we will raise the full $200,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$50,000		$100,000		$150,000		$200,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,000	2.0%	$1,000	1.0%	$1,000	0.7%	$1,000	0.5%
Printing	$500	1.0%	$500	0.5%	$500	0.3%	$500	0.25%
Misc. Expenses	$2,500	5.0%	$2,500	2.5%	$2,500	1.7%	$2,500	1.25%
Legal and Accounting	$5,000	10.0%	$5,000	5.0%	$5,000	3.3%	$5,000	2.5%
SUB-TOTAL	$9,000	18%	$9,000	9%	$9,000	6%	$9,000	4.5%

Less:
Acquisition of Real Estate	$25,000	50%	$60,000	60%	$90,000	60%	$120,000	60.0%
Repairs to Real Estate	$1,000	2%	$3,500	3.5%	$11,000	7.3%	$18,000	9.0%
Travel	$5,000	10%	$7,5000	7.5%	$10,000	7.5%	$13,000	6.50%
Working Capital	$10,000	20%	$20,000	20%	$30,000	20%	$40,000	20%
SUB-TOTAL	$41,000	82%	$91,000	91%	$141,000	94%	$191,000	95.5%

TOTAL	$50,000	100%	$100,000	100%	$150,000	100%	$200,000	100%

The Company currently expects to purchase the following properties from the funds of this S-11:

Address	Purchase Price	Bedrooms	Bathrooms	Square Feet
1335 Mcculloch, Fort Wayne IN	$22,500	3	1	1,008
3510 Oliver Street, Fort Wayne, IN	$25,000	3	1	792
2802 Alexander Street, Fort Wayne, IN	$25,000	3	1	1,056
4020 Robinwood Drive, Fort Wayne, IN	$20,000	2	1	758

These properties are owned by the Company’s officers and directors.  The Company is purchasing the house for the total amount that has been invested in each house by its officer, or directors or their affiliates.

The Use of proceeds set forth above demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

Acquisition of Real Estate:  Please refer to description of if the registrant on Page 21 for more information regarding this division and its intended expansion.  The use of proceeds for this division are expected to the acquisition of real estate for our Real Estate Division.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months.

Repairs to Real Estate will be used to make any necessary repairs to the properties that the Company acquires.

Travel will be used to pay for expenses to travel to and from prospective properties.

These plans regarding the use of proceed are preliminary plans and not definitive plans and may changes if the circumstances are warranted.

Item 9: Selected Financial Information

Not required since we are a smaller reporting company.

Item 10: Management's Discussion and Analysis of Financial Condition and Results of Operations.

Revenue

The Company has not had any revenue since its inception through the period ending December 31 , 2012.

Operating Expenses

For the period ending June 30, 2012, the Company had $ 4,584 in Operating Expenses.  These expenses related to the initial set up of the company and the identification of the initial property to acquire.

For the period ending December 31, 2012, the Company had $2,755 in Operating Expenses.  These expenses related to the depreciation and SEC filing fees.

Net Profit

For the Year ending ending June 30, 2012, the Company had Net Loss of ($4,584).  This was derived as follows:

Gross Income:	$0
Discounts:	$0
COGS:	$0
Expenses:	$4,584
Accrued Taxes:	$0
Net Profits:	$(4,584)

For the 6 months ending December 31, 2012, the Company had Net Loss of ($1,981).  This was derived as follows:

Gross Income:	$0
Discounts:	$0
COGS:	$0
Expenses:	$2,755
Accrued Taxes:	$0
Net Profits:	$(2,755)

Dividends

The Company did not issue any dividends.

Liquidity and Capital Resources

As of December 30, 2012 the Company had $1,703 in cash for a total of $60,945  in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.  Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities.  As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

As of December 30, 2012, 2012, our total liabilities were $40,000.

On February 27, 2012, we issued 20,000,000 shares of Class A Common Stock to our officers, directors and principal shareholders for $200 in cash from our officers, directors and principal shareholders.

On February 28, 2012, we issued 40,000,000 shares of Class A Common Stock to our officers, directors and principal shareholders for $481 in expenses paid by our officers, directors and principal shareholders.

On June 24, 2012, the Company issued 150,000,000 shares of its Class B Common Stock in exchange for $1,500 in expenses paid by our officers, directors and principal shareholders.

On July 1, 2012, the Company issued 150,000,000 shares of its Class B Common Stock in exchange for $2,500 in cash from our officers, directors and principal shareholders.

On July 1, 2012, the Company issued 180,000,000 shares of its Class A Common Stock to our officers, directors and principal shareholders in exchange for $20,000 for the acquisition of the Company's initial property in Indiana.  The Company also issued a note for $40,000 to the party to acquire the property for a total price of $60,000.

On July 3, 2012, the Company issued 10,000,000 shares of our Class A Common Stock to a 3rd party for $1,000

During fiscal 2012-2012, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity.  The expected costs of these are approximately $15,000 to $20,000.  This amount is expected to possibly increase to $25,000 once the Company begins acquiring properties.  Our officers, directors and principal shareholders have verbally agreed to provide $40,000 in financing that can be used to cover these expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our Portfolio

The following table provides an overview of our properties as of June 30, 2012

Property	Metropolitan Area	Acquisition Date	Monthly Rent1	Type
3217 Raymond Ave	Fort Wayne, IN	July 5, 2012	380.00	Single Family

The Company owns the property in fee.  There are no mortgages, liens or encumbrances against the property at this time.  The Company did issue a note for $40,000 in connection with the purchase of the property but the note is unsecured at this time.

The Company is currently remodeling the property and expects to spend between $5,000 to $10,000 to finish the remodel prior to renting the property.  The officers and directors are providing the capital to remodel the property.

1.	The Company has not rented the property as it is wrapping up the re-model and the rent is estimated at this time.

On July 1, 2012, the Company acquired its initial property for $60,000.  The Company paid $20,000 in cash and provided a note for $40,000 to Orangebear, Inc. relating to the purchase of the property.  The note is an unsecured note with an interest rate of 5%.  The note is payable in 5 years from the date of issuance.  The Company is currently is the processes of fixing the property prior to renting the property to a tenant.

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months.  The Company expects that it needs a minimum of $200,000 to begin to implement its business plan to begin covering the Company's expenses. If we cannot obtain such financing, our officers, directors and principal shareholders have verbally committed to provide the Company with $40,000 in financing to be used exclusively for the Company’s filing requirements and current operations.  This is the only amount and for that our officer, director and principal shareholders have committed to which will be sufficient to fund the company's current operations and its expenses related to being a public company for the next 12 months.

The Company needs to raise $200,000 to begin to fully execute its plan of operations. This is broken down as follows:

Acquisition of Real Estate:	$120,000

Real Estate Direct Cost (i.e. repairs, travel):	$31,000

Working Capital:	$40,000 for general administrative purposes and the Company’s on-going reporting obligations as a public company

The Company currently expects to purchase the following properties from the funds of this S-11:

Address	Purchase Price	Bedrooms	Bathrooms	Square Feet
1335 Mcculloch, Fort Wayne IN	$22,500	3	1	1,008
3510 Oliver Street, Fort Wayne, IN	$25,000	3	1	792
2802 Alexander Street, Fort Wayne, IN	$25,000	3	1	1,056
4020 Robinwood Drive, Fort Wayne, IN	$20,000	2	1	758

These properties are owned by the Company’s officers and directors.  The Company is purchasing the house for the total amount that has been invested in each house by its officer, or directors or their affiliates.

The Company does not expect to begin acquiring additional real estate until November 2012.  The $120,000 will allow the Company to acquire its initial 4 properties.  Thereby, allowing the Company to begin generating revenue to assist in covering the expenses related to the Company's operations and its public reporting requirements.  The Company will need to raise an additional $1,750,000 to acquire an additional 40 - 60 properties.  The Company expects to require the additional funding in January 2013.  The Company's inability to raise the necessary capital would negatively impact the Company's ability to generate sufficient revenues to cover its operations and reporting requirements.

Once the Company has acquired 40 - 60 properties, the Company will begin to expand its operations acquire larger projects such apartment building or mobile home parks.  The Company is currently looking at Indiana as its initial state to begin acquiring real estate.  The Company anticipates that it will need to raise an additional $5,000,000 to expand its operations into other states such as Florida or Nevada.  The Company expects to be able begin expanding its operations beginning in September 2013.  If the Company is not able to raise sufficient capital, it would limit the Company's ability to expand and increase the number of its horses.

Timing needs for Funding

Immediate needs (current through June 2013) (Phase 1)

$200,000: This capital is intended for to acquire the initial 3-5 properties and for general corporate expenses until we can begin generating revenue. The Company has preliminary identified the properties to acquire but does not expect to make formal offers on the properties until the effectiveness of this S-11. This amount includes $120,000 to acquire the properties, $31,000  for the direct cost of repairing the properties, $40,000 for the on-going operations of the Company and the company's on-going reporting requirements, and $9,000 in offering expenses.   The Company has obtained verbal agreements from its officers and directors to provide up to $40,000 to cover our monthly expenses until we can raise the necessary capital to begin acquiring properties.

The Company's current monthly burn rate is between $700 and $1,000 per month. This does not include the expected cost of audit fees expected to be $2,000. The Company's monthly burn rate consists of the direct costs of the renting its properties, property management fees and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

Once the Company acquires the 3-5 initial properties, the Company's monthly burn rate is expected to be $2,500 - $5,000.  The Company has included $15,000 (from the $40,000 working capital) in the above stated financing requirements to cover the initial three month's burn rate with the above referred to financing.  There is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties.  This may require the Company to sell its properties for less than the Company purchased the properties.

The Company has begun discussion with companies regarding financing the funds necessary to acquire the properties referenced above.  The terms discussed so far include debt financing and equity financing.  The Company currently does not have a timetable as to when the financing will be in place but would coincide with the effectiveness of this S-1. The funds contemplated from this S-1, $200,000, would allow the company to begin acquiring the 3-5 properties.  If the Company cannot raise the $200,000 then it will take longer for the Company to acquire the initial 3-5 properties since they may need to be funded by our officers and directors.

Short-term needs ( June 2013 through September 2013) (Phase 2)

$1,750,000: This amount is needed for the Company to be able to acquire additional properties to grow our portfolio to a total of 40 - 60 properties.  This amount includes the $1,250,000 to acquire the properties and $500,000  for the direct monthly costs (or monthly burn rate of the properties).

Once the Company has a total of 40-60 properties, the Company's monthly burn rate is expected to be $30,000.  The Company has included $90,000 (from the $500,000 for the direct monthly cost)  in the above stated financing requirements to cover the increases in the monthly burn rate for three months to assist in covering the increase in expenses as part of the properties we acquire with the above referred to financing.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties.  This may require the Company to sell its properties for less than the Company purchased the properties.

The Company has begun discussion with companies regarding financing the funds necessary to acquire the initial 3-5 properties.  The terms discussed so far include debt financing and equity financing.  The Company does not expect to begin formal discussions for capital for this phase until it completes the acquisition of the initial 3-5 properties.  If the Company cannot raise the $200,000 from this S-1 then it will take longer for the Company to acquire the initial 3-5 properties since they may need to be funded by our officers and directors and this would delay the Company’s Phase 2.

The delay in the company’s S-11 be effective has moved required the Company to extend the date of its Phase 1 expansion to June 2013.

Mid-term needs (October 2013 through March 2014) (Phase 3)

$2,500,000: This amount is needed for the Company for to expand its operations into additional states.  Currently, the Company is looking at expanding to Nevada or Florida.  The Company would expect to acquire 20-40 additional properties as part of its expansion plan.  The capital raised will allow the Company to be able to acquire properties in the new states.  This amount includes the $2,300,000 to acquire the properties, and $200,000  for the direct monthly expenses of the properties.

Once the Company has acquired the additional properties in the additional state, the Company's monthly burn rate for the would be is expected to be $60,000.  The Company has included $180,000 (from the $200,000 for the direct monthly cost of the properties) in the above stated financing requirements to cover the increases in the monthly burn rate for the properties it acquires.
 If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties.  This may require the Company to sell its properties for less than the Company purchased the properties.

The Company has begun discussion with companies regarding financing the funds necessary to acquire the initial 3-5 properties.  The terms discussed so far include debt financing and equity financing.  The Company does not expect to begin formal discussions for capital for this phase until it completes the acquisition of the initial 3-5 properties.  If the Company cannot raise the $200,000 from this S-1 then it will take longer for the Company to acquire the initial 3-5 properties since they may need to be funded by our officers and directors and this would delay the Company’s Phase 3.

Long-term needs (April 2014 - December 2014) (Phase 4)

$5,000,000:   The Company expects to need to raise $5,000,0000 to fully implement its expansion into other states.  The Company would expect to acquire larger properties such as apartment building or mobile home parks.  This amount includes the $4,000,000 to acquire the properties, and $1,000,000  for the direct monthly expenses of the properties.

Once the Company has acquired the additional properties in the additional state, the Company's monthly burn rate for the would be is expected to be $150,000.  The Company has included $450,000 (from the $1,000,000 for the direct monthly cost of the properties) in the above stated financing requirements to cover the increases in the monthly burn rate for the properties it acquires.
 If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its properties.  This may require the Company to sell its properties for less than the Company purchased the properties.

The Company has begun discussion with companies regarding financing the funds necessary to acquire the initial 3-5 properties.  The terms discussed so far include debt financing and equity financing.  The Company does not expect to begin formal discussions for capital for this phase until it completes the acquisition of the initial 3-5 properties.  If the Company cannot raise the $200,000 from this S-1 then it will take longer for the Company to acquire the initial 3-5 properties since they may need to be funded by our officers and directors and this would delay the Company’s Phase 4.

Item 11: General Information as to Registrant

Renegade Ventures, Inc. (“Renegade”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Delaware on February 21, 2012 under the name of Embarr Downs, Inc.   Renegade Ventures was subsequently renamed Renegade Ventures, Inc on June 12, 2012.  Renegade Ventures is domiciled in the state of Wyoming, and its corporate headquarters are located in Jackson, Wyoming. The Company selected June 30 as its fiscal year end.

The promoters of the company are its officers and directors.  The promoters  are Paul Howarth, Joseph Wade and M.L. Billington.

Item 12: Policy with Respect to Certain Activities.

Pursuant to the Delaware corporate law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•
the fact of the common directorship or interest is disclosed or known to our Board of Directors or a committee of our Board of Directors, and our Board of Directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares of stock owned of record or beneficially by the interested director or corporation, firm or other entity; or

•	the transaction or contract is fair and reasonable to us as of the time it is authorized, approved or ratified.

We will adopt a policy which requires that all contracts and transactions between us, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our Board of Directors may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated security holders, although our Board of Directors will have no obligation to do so.

Policies with Respect to Other Activities
We will have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future.   Our Board of Directors has the power, without further stockholder approval, to increase the number of authorized shares of common stock or preferred stock and issue additional shares of common stock or preferred stock, in one or more series, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of Securities.” We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate.

Reporting Policies
We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC. See “Where You Can Find More Information.”

Item 13: Investment Policies of Registrant.

Our investment objectives are to maximize the cash flow of our properties, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties and our acquisition and other strategic objectives, see “Business and Properties.”

We expect to pursue our investment objectives primarily through the ownership of properties and other acquired properties and assets. We currently intend to invest primarily in the acquisition, development and management of single-family and mutli-family properties. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

The Company has reviewed a number of different states and cities evaluating factors including, but not limited to, the various markets on costs of houses, construction costs, taxes, insurance and potential rental prices.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act.

Item 14: Description of Real Estate.

Our Portfolio

The following table provides an overview of our properties as of June 30, 2012

Property	Metropolitan Area	Acquisition Date	Monthly Rent1	Type
3217 Raymond Ave	Fort Wayne, IN	July 5, 2012	380.00	Single Family

The Company owns the property in fee.  There are no mortgages, liens or encumbrances against the property at this time.  The Company did issue a note for $40,000 in connection with the purchase of the property but the note is unsecured at this time.

The Company is currently remodeling the property and expects to spend between $5,000 to $10,000 to finish the remodel prior to renting the property.  The officers and directors are providing the capital to remodel the property.

1.  The Company has not rented the property as it is wrapping up the re-model and the rent is estimated at this time.

Item 15: Operating Data.

We are a newly formed corporation without any operating history. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated balance sheet and the notes thereto.

Item 16: Tax Treatment of Registrant and its Security Holders.

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we fear we may not initially be able to qualify as a REIT. Therefore, we will initially operate a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

Item 17: Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Market Price of Registrant's Common Equity: Prior to this registration, there has been no public trading market for the common stock of Renegade Ventures, Inc. and it is not presently traded on any market or securities exchange. 20,000,000 shares of common stock are being offered for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

Holders: There are 4 holders of the Company's Class A Common Stock. There are 3 holders of the Company's Class B Common Stock.

Dividends: The company has not declared any amount of cash dividends as of the date of this offering.

From inception through the date of this offering there are no securities authorized for issuance under equity compensation plans.”

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	-

Item 18: Description of Registrant's Securities.

(a) Common and Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 2,250,000,000 shares of capital stock, of which 1,000,000,000 are shares of Class A Common Stock, par value $0.00001 per share (the "Class A Common Stock") and 1,000,000,000 are shares of Class B Common Stock, par value $.00001 per shares (the “Class B Common Stock”).  We have 250,000,000 authorized preferred stock.   As of June 30, 2012, 250,000,000 shares of Class A Common Stock and 300,000,000 shares of Class B Common Stock were issued and outstanding.  There are no Preferred Shares outstanding.

Class A Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 1,000,000,000 shares of Class A Common Stock ($0.00001 par value).  As of the date hereof, there are 250,000,000 shares of our Class A Common Stock issued and outstanding, which are held by 4 shareholders of record. Of these shares, 250,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Class A Common Stock are of the same class and have equal rights and attributes.  Holders of our Class A Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Delaware General Corporation Law or in our Articles of Incorporation, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class A Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class A Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Class B Common Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 1,000,000,000 shares of Class B Common Stock ($0.00001 par value).  As of the date hereof, there are 300,000,000 shares of our Class B Common Stock issued and outstanding, which are held by 3 shareholders of record. Of these shares, 300,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Class B Common Stock are of the same class and have equal rights and attributes. The Class B shares may convert into Series A at a rate equal to one (1) to one (1). Holders of our Class B Common Stock are entitled to fifty (50) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Class A shareholder. Unless otherwise required by the Delaware General Corporation Law or in our Articles of Incorporation, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.   Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class B Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class B Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Preferred Stock

We have no issued preferred stock.  The board shall set the rights and privileges of any series of preferred that may be issued in the future

Board of Directors Voting per Class

The Articles of Incorporation states the bylaws of the Company shall set the number of board of directors; however, such number shall not be less than two (2).  The Class B shareholders have the right to elect two (2) members of the board of directors.  Any additional members of the board of directors shall be elected by the Class A and Class B shareholders voting as a single class.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 19: Legal Proceedings.

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

Item 20: Security Ownership of Certain Beneficial Owners and Management .

Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Paul Howarth, CEO and Chairman1,2	80,000,000	32%	100,000,000	33.33%	33%
Joseph Wade, CFO, Director3,4	80,000,000	32%	100,000,000	33.33%	33%
M.L. Billington5, COO	80,000,000	32%	100,000,000	33.33%	33%
Total	240,000,000	96%	300,000,000	100%	99%

1.  The shares that are beneficially owned by Paul Howarth are owned by Renard Properties, LLC.  Mr. Howarth is the founding partner and has sole power to vote and dispose of the shares.
2.  The shares that are beneficially owned by Joseph Wade are owned by JW Group, Inc.  Mr. Wade is the CEO and sole shareholder of JW Group, Inc.
3. The shares that are beneficially owned by M.L. Billington are owned by MLB Ventures, Inc.  Mr. Billington is the CEO and sole shareholder of M.L. Billington, Inc.

Item 21: Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Paul Howarth	44	CEO, Director, Chairman
Joseph Wade	37	CFO and Director, Vice-Chairman
M.L. Billington	26	President, COO, Director

Paul Howarth, CEO/ Director/Chairman.   Mr. Howarth is our CEO and a member of the Board of Directors.  In February 2012, Mr. Howarth co-founded Renegade Ventures with Joseph Wade and M.L. Billington.  Since 2010, Mr. Howarth has served as the CEO of The Graystone Company which is a publicly traded natural resources company.  In 2007, Mr. Howarth became involved with Renard Properties, LLC which acquires and invests in real estate throughout the US.  Mr. Howarth is the managing member of Renard Properties, LLC.  Renard Properties is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company.  From August 2008 – July 2010, Mr. Howarth was the CEO and member of the Board of Directors of Forterus, Inc.  Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From February 2006- July 2008, Mr. Howarth served as the Senior Vice-President of Bear Stearns and Co.  Bear Stearns and Co. was a global investment bank and securities trading and brokerage firm.  Mr. Howarth was responsible for the purchase of mortgages from mortgage bankers that were secured by Bear Stearns or its affiliates.   From 2004 - 2006, Mr. Howarth worked as a license real estate broker in California.  From 2002 – 2004, Mr. Howarth served as the Director of Production of Home Loan Center where he was responsible for 13 sales managers and over 150 sales staff.  Home Loan Center was a mortgage broker/bank and was acquired by Lendingtree.com in 2004.  Mr. Howarth received his B.A. from Seton Hall University.

Except as stated above, none of the Companies or entities Mr. Howarth has previously worked for is a parent, subsidiary or other affiliate of the Company.

Mr. Howarth devotes his time to the business of Company as the operations and business of the Company require which is approximately 15 – 20 hours per week.  Mr. Billington, as out President & COO handles the day to day operations of the Company.  Mr. Howarth currently is also the CEO and Chairman of The Graystone Company which is a publically traded company.

Due to Mr. Howarth’s experience of being on the board of directors and CEO of Forterus, Inc. and his experience of managing large staffs with Bear Stearns and Home Loans Center the shareholders felt Mr. Howarth should serve as a director of the Company.

Joseph Wade, CFO/Director/Vice-Chairman.  Mr. Wade is our CFO and a member of the Board of Directors. In February 2012, Mr. Wade co-founded Renegade Ventures with Paul howarth and M.L. Billington. Since 2010, Mr. Wade has served as the CFO of The Graystone Company which is a publicly traded natural resources company.  In December 2010, Mr. Wade became a member of the LLC Renard Properties.  Mr. Wade has no duties or responsibilities with regard to Renard Properties.  Renard Properties acquires and invests in real estate throughout the US.  Renard Properties is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company.  Since July 2008, Mr. Wade has worked as the President of WTL Group, Inc,, his family’s company, which is in involved in the manufacturing and sell of products produced in China. WTL Group is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company.  From August 2008 – June 2010, Mr. Wade was previously a member of the Board of Directors of Forterus, Inc. and served as its CEO from February through August 2008. Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From March 2007 - May 2008, Mr. Wade was also the CEO of the M-H Racing Stables which owned, raced and breed thoroughbreds throughout the United States. From January 2005 – April 2007, Mr. Wade was the President/COO of NAPP Tour, Inc. (North American Poker Tour). NAAP Tour created a new processional poker tour that was to be aired on television. From 2004 - 2005, Mr. Wade was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc.  College Partnership provided college preparatory services to high school student and their parents including SAT courses, selection of majors and college selection.  While at College Partnership Mr. Wade worked with the auditors and finance department to create a system of accounting control and procedures. From 2003 - 2004, Mr. Wade worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. From 2002 - 2003, Mr. Wade worked as an attorney in Washington D.C. Mr. Wade graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Wade received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Except as stated above, none of the Companies or entities Mr. Wade has previously worked for is a parent, subsidiary or other affiliate of the Company.

Due to Mr. Wade’s experience of being the CFO of The Graystone Company, and serving on the board of directors and CEO of Forterus, Inc., and his experience working as Chief Accounting Officer for other public companies and his background in securities law, the shareholders felt Mr. Wade should serve as a director of the Company.

Mr. Wade devotes his time to the business of Company as the operations and business of the Company require which is approximately 10 – 15 hours per week.  Mr. Wade currently is also the CFO and Director of The Graystone Company which is a publically traded company. Mr. Wade devotes the majority of his time working for The Graystone Company. Mr. Billington, as our President & COO handles the day to day operations of the Company.

M.L. Billington, Chief Operating Officer, Director.  Mr. Billington is our Chief Operating Officer, Director.  In February 2012, Mr. Billington co-founded Renegade Ventures with Joseph Wade and Paul Howarth. Mr. Billington is also a licensed contractor.   From 2009 - 2012, Mr. Billington served as the principal officer of Grounded Investments LLC for 3 years.in 2009, Mr. Billington was the principal officer of Noble Investments LLC for 1 year.   Since 2008, Mr. Billington has been involved with real estate investments for the past 5 years in Indiana and surrounding areas.

Except as stated above, none of the Companies or entities Mr. Billington has previously worked for is a parent, subsidiary or other affiliate of the Company.

Due to Mr. Billington's experience of being the a licensed contractor and working as the principal officer of real investment companies for the past 4 years.

Mr. Billington devotes his  time to the business of Company as the operations and business of the Company require which is approximately 40-50 hours per week.  Mr. Billington, as our President & COO, handles the day to day operations of the Company.

The foregoing persons are promoters of Renegade Ventures, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our management has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Controls and Procedures

Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of Paul Howarth, Chief Executive Officer and Joseph Wade our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of that evaluation, Messrs. Howath and Wade concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.  The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

The Company has concluded that these are not material weaknesses.  However, the Company intends to remedy these factors as follows:

Independent Directors:  The Company does not have any independent directors.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants,  prior to December 31, 2011.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the next annual shareholder meeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Item 22: Executive Compensation.

The Companies’ officers and director have receive any annual salary of $1.00 per year for the services rendered on behalf of the Company.

Name and				Stock	All other
Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL

Paul Howarth,	2012	$1.00	0	0	0	1.00
Chairman and CEO

Joseph Wade, CFO, Director	2012	$1.00	0	0	0	1.00

M.L. Billington, President, COO, Director	2012	$1.00	0	0	0	1.00

Item 23: Certain Relationship and Related Transactions and Director Independence.

Director Independence

Our Board of Directors has determined that none of our directors are independent.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future.  Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter.  Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

Ownership tables

Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Paul Howarth, CEO and Chairman1,2	80,000,000	32%	100,000,000	33.33%	33%
Joseph Wade, CFO, Director3,4	80,000,000	32%	100,000,000	33.33%	33%
M.L. Billington5, COO	80,000,000	32%	100,000,000	33.33%	33%
Total	240,000,000	96%	300,000,000	100%	99%

Related Party Transaction

On February 27, 2012, the Company has issued 20,000,000 shares of Class A Common Stock to Renard Properties, LLC and JW Group, Inc. in exchange for $200, respectively.

On February 28, 2012, the Company has issued 20,000,000 shares of Class A Common Stock to Renard Properties, LLC and JW Group, Inc. in exchange for $120, respectively. The Company has also issued 20,000,000 shares of Class A Common Stock to MLB Ventures, Inc. in exchange for $241.

On June 24, 2012, the Company has issued 150,000,000 shares of Class B Common Stock to Renard Properties, LLC, JW Group, Inc. and MLB Ventures, Inc. in exchange for $1,500, respectively.

Paul Howard (the Chief Executive Officer), Joseph Wade (the Chief Financial Officer) and M.L. Billington (the Chief Operating Officer) have 100% ownership of Renard Properties, LLC, JW Group, Inc. and MLB Ventures, Inc., respectively.

The Company currently expects to purchase the following properties from the funds of this S-11:

Address	Purchase Price	Bedrooms	Bathrooms	Square Feet
1335 Mcculloch, Fort Wayne IN	$22,500	3	1	1,008
3510 Oliver Street, Fort Wayne, IN	$25,000	3	1	792
2802 Alexander Street, Fort Wayne, IN	$25,000	3	1	1,056
4020 Robinwood Drive, Fort Wayne, IN	$20,000	2	1	758

These properties are owned by the Company’s officers and directors.  The Company is purchasing the house for the total amount that has been invested in each house by its officer, or directors or their affiliates.

Conflicts of Interest

The officers and directors have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation.

Item 24: Selection, Management and Custody of Registrant's Investments.

The Company will hire on site, non-affiliated, management for buy and hold properties, specifically mobile home park communities. Management costs will be a percentage of gross revenues not to exceed 10% unless the market changes the prices for these services in the future. The officers and directors will be responsible for the purchases and sales of the property.

Item 25: Policies with Respect to Certain Transactions.

The Company may purchase properties at fair market value or below from its shareholders, officers or directors or affiliated companies of our officers, directors or shareholders so long as it is deemed to be within the business plan of the Company.

Item 26: Limitations of Liability.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

Item 27: Financial Statements and Information.

See the financial statements below on page F-1.

Item 28: Interests of Name Experts and Counsel.

The financial statements for Renegade Ventures, Inc. as of and for the period ended June 30, 2012 included in this prospectus have been audited by Sam Kan & Company, LLC, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 28A: Material Changes.

Not applicable.

Item 29: Incorporation of Certain Information by Reference.

Not applicable.

Item 29A: Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Section 145 of the General Corporation Law of Delaware and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31: Other Expenses of Issuance and Distribution.

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

SEC Filing Expenses	$1,000
Printing	$500
Misc. Expenses	$2,500
Legal and Accounting	$5,000
SUB-TOTAL	$9,000

Item 32: Sales To Special Parties.

None.

Item 33: Recent Sale of Unregistered Securities.

On February 27, 2012, we issued 10,000,000 shares of Class A Common Stock to Renard Properties, LLC for $100 in cash. Renard Properties is managed by the Company’s CEO Paul Howarth.

On February 27, 2012, we issued 10,000,000 shares of Class A Common Stock to JW Group, Inc. for $100 in cash. JW Group is wholly owned by the Company’s CFO Joseph Wade.

On February 28, 2012, we issued we issued 10,000,000 shares of Class A Common Stock to Renard Properties, LLC for $100 in cash. Renard Properties is managed by the Company’s CEO Paul Howarth.

On February 28, 2012, we issued 10,000,000 shares of Class A Common Stock to JW Group, Inc. for $100 in cash. JW Group is wholly owned by the Company’s CFO Joseph Wade.

On February 28, 2012, we issued 20,000,000 shares of Class A Common Stock to MLB Ventures, Inc. for $281 in cash. MLB Ventures is wholly owned by the Company’s COO M.L. Billington.

On June 24, 2012, we issued we issued 50,000,000 shares of Class B Common Stock to Renard Properties, LLC for $833 in cash. Renard Properties is managed by the Company’s CEO Paul Howarth.

On June 24, 2012, we issued 50,000,000 shares of Class B Common Stock to JW Group, Inc. for $833 in cash. JW Group is wholly owned by the Company’s CFO Joseph Wade.

On June 24, 2012, we issued 50,000,000 shares of Class B Common Stock to MLB Ventures, Inc. for $833 in cash. MLB Ventures is wholly owned by the Company’s COO M.L. Billington.

On July 1, 2012, we issued we issued 50,000,000 shares of Class B Common Stock to Renard Properties, LLC for $833 in cash. Renard Properties is managed by the Company’s CEO Paul Howarth.

On July 1, 2012, we issued 50,000,000 shares of Class B Common Stock to JW Group, Inc. for $833 in cash. JW Group is wholly owned by the Company’s CFO Joseph Wade.

On July 1, 2012, we issued 50,000,000 shares of Class B Common Stock to MLB Ventures, Inc. for $833 in cash. MLB Ventures is wholly owned by the Company’s COO M.L. Billington.

On July 1, 2012, the Company issued 180,000,000 shares of its Class A Common Stock to our officers, directors and principal shareholders in exchange for $20,000 for the acquisition of the Company's initial property in Indiana.  The shares were issued as follows:  60,000,000 Class A Common Shares to Renard Properties, 60,000,000 Class A Common Shares to JW Group and 60,000,000 Class A Common Shares to M.L. Billington. The Company also issued a note for $40,000 to a 3rd party, Orangebear, Inc.,  to acquire the property for a total price of $60,000. Orangebear, LLC is controlled by Valerie Baugher.  Ms. Baugher is not related to any of the company’s officers or directors.

On July 3, 2012, the Company issued 10,000,000 shares of our Class A Common Stock to a 3rd party, Orangebear, Inc., for $1,000.  Orangebear, LLC is controlled by Valerie Baugher. Ms. Baugher is not related to any of the company’s officers or directors.

Item 34: Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

Item 35: Treatment of Proceeds from Stock Being Registered.

Not Applicable

Item 36: Financial Statements and Exhibits.

Financial Statements

Item 37: Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Amended Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Attorney
23.1	Consent

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

RENEGADE VENTURES, INC.
FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Renegade Ventures, Inc.
A Development Stage Company)

We have audited the accompanying balance sheet of Renegade Ventures, Inc. (the Company), as of June 30, 2012, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the date of inception on February 21, 2012 to June 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2012, and the results of its operations and cash flows for the period from the date of inception on February 21, 2012 to June 30, 2012 then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

 /S/Sam Kan & Company
Sam Kan & Company,

August 21, 2012
Alameda, California

Renegade Ventures, Inc.
(A Development Stage Enterprise)
Balance Sheets

	From Inception on
	February 21, 2012	July 1, 2012
	Through July 30, 2012	Through December 31, 2012
	(Audited)	(Unaudited)
ASSETS:
Current assets:
Cash or cash equivalents	$200	$1,703
Total current assets	200	1,703
Fixed assets:
Real estate purchased	$-	$59,242
Total current assets	-	59,242
Total assets	$200	$60,945
LIABILITIES AND SHAREHOLDER EQUITY

Total liabilities	$-	$40,000
Shareholder equity:
Class A Common Stock, Par Value $.0001 60,000,000 Issued and Outstanding and 250,000,000 Issued and Outstanding	600	2,500
Class B Common Stock, Par Value $.001 300,000,000 Issued and Outstanding,	1,500	3,000
Additional Paid In Capital	81	20,181
Retained Earnings	-	(1,981)
Net Income	(1,981)	(2,755)
Total shareholders' equity	200	60,945
Total liabilities and shareholders' equity	$200	$60,945

See accompanying notes to financial statements

Renegade Ventures, Inc.
(A Development Stage Enterprise)
Statement of Operations

	From Inception on		Cumulative from From Inception on
	February 21, 2012	July 1, 2012	February 21, 2012
	Through June 30, 2012	Through December 31, 2012	Through June 30, 2012
	(Audited)	(Unaudited)

Ordinary Income	$0	$0	$0
Net Income	0	0	0

Operating Expenses
SG&A	1,981	1,997	3,978
Depreciation Expenses	-	758	758
Total Operating Expenses	1,981	2,755	4,736
Operating Income	(1,981)	(2,755)	(4,736)
Provisions for Income Tax	0	0	0
Net Income	$(1,981)	$(2,755)	$(4,736)

Earnings Per Share, Basic and Diluted	$(0.00001)	$(0.00001)	$(0.00001)

See accompanying notes to financial statements

Renegade Ventures, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Class A Common Stock		Class B Common Stock
	Shares	Amount	Shares	Amount	Additional	Net Profit	Total
					Paid		Stockholders’
					In Capital		Equity

Balances, February 21, 2012 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance on February 27, 2012 at $.00001 per share	20,000,000	200	-	-	-	-	200
Issuance on February 28, 2012 at $.000012 per share	40,000,000	400	-	-	81	-	481
Issuance on June 24, 2012 at $.00001 per share			150,000,000	1,500		-	1,500
Net profit (Net Loss)	-	-	-	-	-	(1,981)	(1,981)
Balances June 30, 2012 (Audited)	60,000,000	600	150,000,000	1,500	81	(1,981)	200
Issuance on July 1, 2012 at $.00011 per share	180,000,000	1,800	-	-	18,200	-	20,000
Issuance on July 1, 2012 at $.000017 per share	-	-	150,000,000	1,500	1,000	-	2,500
Issuance on July 3, 2012 at $.0001 per share	10,000,000	100	-	-	900	-	1,000
Net profit (Net Loss)	-	-	-	-	-	(2,755)	(2,755)
Balances December 31, 2012 (Unaudited)	250,000,000	2,500	300,000,000	3,000	20,181	(4,736)	20,945

See accompanying notes to financial statements

Renegade Ventures, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			Cumulative from
	From Inception on February 21, 2012	July 1, 2012	From Inception on February 21, 2012
	Through June 30, 2012	Through December 31, 2012	Through June 30, 2012
Cash flows from operating activities	(Audited)	(Unaudited)
Net Income	$(1,981)	$(2,755)	$(4,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Deprecation	-	758	758
Stock based compensation	-	-
Net cash provided by operating activities	(1,981)	(1,997)	(3,978)
Cash flows from investing activities
Real estate purchased	-	(60,000)	(60,000)
Net cash provided by investing activities	-	(60,000)	(60,000)
Cash flows from financing activities
Proceeds from note issuance	-	40,000	40,000
Proceeds from issuance of Class A Common Stock	681	21,000	21,681
Proceeds from issuance of Class B Common Stock	1,500	2,500	4,000
Net cash provided by financing activities	2,181	63,500	65,681
Cash balance, beginning of periods	0	200	200

Cash balance, end of periods	$200	$1,703	$1,703

Cash paid for:
Interest	$	$	$
Accrued income taxes	$	$	$

See accompanying notes to financial statements

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Renegade Venture, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Renegade Venture Inc. (the Company) was incorporated in the State of Delaware on February 21, 2012 under the name of Embarr Downs, Inc. The Company was subsequently renamed Renegade Ventures, Inc. on June 12, 2012.  Renegade Ventures is domiciled in the state of Wyoming, and its corporate headquarters are located in Jackson, Wyoming. The Company selected June 30 as its fiscal year end.

The Company focuses on the acquisition, development and management of single-family and multi-family properties in the U.S. and other financial investments other revenue producing properities. Our real estate investments are expected to include:

•	Income-producing residential properties;

•	Properties undervalued and/or in need of some repairs; and

•	New development properties

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as defined by ACS 915-10-05. Among the disclosures required by ASC 915-10-05  are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (Continued)

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Research & Development

All research and development costs are expensed as incurred. As of December 31, 2012, research & development expenses were $1,500.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Renegade Ventures Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Renegade Ventures Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 2,250,000,000 shares of capital stock, of which 1,000,000,000 are shares of Class A Common Stock, par value $0.00001 per share (the "Class A Common Stock") and 1,000,000,000 are shares of Class B Common Stock, par value $0.00001 per shares (the “Class B Common Stock”).  We have authorized 250,000,000 shares of preferred stock.  As of June 30, 2012, there were 250,000,000 and 300,000,000 shares of Class A & B Common Stock issued and outstanding, respectively. There were no Preferred Stock shares issued and outstanding as of December 31, 2012.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

ASC 105, “Generally Accepted Accounting Principles” (ASC 105) (formerly Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162)” reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board ("FASB") into a single source of authoritative generally accepted accounting principles ("GAAP") to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification ("ASC") carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed "non-authoritative". ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC.

105 as of July 1, 2009. The implementation of this guidance changed the Company's references to GAAP authoritative guidance but did not impact the Company's financial position or results of operations. ASC 855, “Subsequent Events” (ASC 855) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company's evaluation of its subsequent events. ASC 855 defines two types of subsequent events, "recognized" and "non-recognized". Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to the Company's financial position or results of operations.
In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) ("ASC Update No. 2009-12"). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) ("Statement No. 167"). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 ("FIN 46R") to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

Ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity's economic performance. This statement also enhances disclosures about a company's involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 ("Statement No. 166"). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 ("Statement No. 140") and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter.

Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855. The Company has evaluated subsequent events for the period from August 31, 2011 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note E. Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

Emerging Growth Company Status

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. The Company’s officers and directors have agreed to provide financing up $40,000 to cover the monthly expenses of the Company and the costs associated of being a public company until the company generates enough revenues through the operations.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of stock, mainly to its officers and directors, to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

NOTE C – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended June 2012 applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.   All tax returns for the Company remain open.

NOTE C – INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
-

Changes in the net deferred tax assets consist of the following:

	June 30, 2012	Since Inception through December 31, 2012
Net operating loss carry forward	$1,981	$4,736
Valuation allowance	(1,981)	(4,736)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	June 30, 2012	Since Inception through December 31, 2012
Tax at statutory rate (35%)	$693	$1,658
Increase in valuation allowance	(693)	(1,658)
Net deferred tax asset	$-	$-

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE D – RELATED PARTY TRANSACTIONS

On February 27, 2012, the Company has issued 20,000,000 shares of Class A Common Stock to Renard Properties, LLC and JW Group, Inc. in exchange for $200, respectively.

On February 28, 2012, the Company has issued 20,000,000 shares of Class A Common Stock to Renard Properties, LLC and JW Group, Inc. in exchange for $120, respectively. The Company has also issued 20,000,000 shares of Class A Common Stock to MLB Ventures, Inc. in exchange for $241.

On June 24, 2012, the Company has issued 150,000,000 shares of Class B Common Stock to Renard Properties, LLC, JW Group, Inc. and MLB Ventures, Inc. in exchange for $1,500, respectively.

On July 1, 2012, we issued we issued 50,000,000 shares of Class B Common Stock to Renard Properties, LLC for $833 in cash. Renard Properties is managed by the Company’s CEO Paul Howarth.

On July 1, 2012, we issued 50,000,000 shares of Class B Common Stock to JW Group, Inc. for $833 in cash. JW Group is wholly owned by the Company’s CFO Joseph Wade.

On July 1, 2012, we issued 50,000,000 shares of Class B Common Stock to MLB Ventures, Inc. for $833 in cash. MLB Ventures is wholly owned by the Company’s COO M.L. Billington.

On July 1, 2012, the Company issued 180,000,000 shares of its Class A Common Stock to our officers, directors and principal shareholders in exchange for $20,000 for the acquisition of the Company's initial property in Indiana.  The shares were issued as follows:  60,000,000 Class A Common Shares to Renard Properties, 60,000,000 Class A Common Shares to JW Group and 60,000,000 Class A Common Shares to M.L. Billington. The Company also issued a note for $40,000 to a 3rd party to acquire the property for a total price of $60,000.

NOTE D – RELATED PARTY TRANSACTIONS (CONTINUED)

Paul Howard (the Chief Executive Officer), Joseph Wade (the Chief Financial Officer) and M.L. Billington (the Chief Operating Officer) have 100% ownership of Renard Properties, LLC, JW Group, Inc. and MLB Ventures, Inc., respectively.

The Company currently expects to purchase the following properties from the funds of this S-11:

Address	Purchase Price	Bedrooms	Bathrooms	Square Feet
1335 Mcculloch, Fort Wayne IN	$22,500	3	1	1,008
3510 Oliver Street, Fort Wayne, IN	$25,000	3	1	792
2802 Alexander Street, Fort Wayne, IN	$25,000	3	1	1,056
4020 Robinwood Drive, Fort Wayne, IN	$20,000	2	1	758

These properties are owned by the Company’s officers and directors.  The Company is purchasing the house for the total amount that has been invested in each house by its officer, or directors or their affiliates.

NOTE E – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from December 31 , 2012 through the date of issuance of Financial Statements in accordance with FASB ASC 855 “Subsequent Events.” Additional disclosures are listed in the following below:

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, as of January 23, 2013.

RENEGADE VENTURES, INC..

/s/ Joseph Wade
Joseph Wade
Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Howarth	Chief Executive Officer, Director, Chairman (Principal Executive Officer)	January 23, 2013
Paul Howarth

/s/ Joseph Wade	Chief Financial Officer, Director, Vice Chairman (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013
Joseph Wade

/s/ M.L. Billington	President, Director	January 23, 2013
M.L. Billington